UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 29, 2016

VALHI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on November 18, 2015, Andrews County Holdings, Inc. ("ACH"), a subsidiary of the registrant, entered into a Purchase Agreement (the "Purchase Agreement") with Rockwell Holdco, Inc. ("Rockwell"), for the sale of Waste Control Specialists LLC ("WCS"), a subsidiary of ACH, to Rockwell.  Rockwell is the parent company of EnergySolutions, Inc., and Rockwell is owned by Energy Capital Partners, a private equity firm focused on investing in North America's energy infrastructure.     Effective August 29, 2016, ACH and Rockwell entered into a First Amendment to the Purchase Agreement (the "First Amendment").  Pursuant to the First Amendment, the deadline for the closing of the transactions contemplated by the Purchase Agreement has been extended to October 15, 2016.  All other terms and conditions of the Purchase Agreement remain unchanged.

A copy of the First Amendment is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	First amendment to Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALHI, INC.

Date: September 1, 2016	By: /s/ Gregory M. Swalwell
Gegory M. Swalwell Executive Vice President, Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	First amendment to Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of August 29, 2016

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